EXHIBIT 5.1

M A Y E R ¿ B R O W N

Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel +1 312 782 0600 Main Fax +1 312 701 7711 www.mayerbrown.com

June 3, 2011

Nara Bancorp, Inc.

3731 Wilshire Boulevard, Suite

1000 Los Angeles, California 90010

Ladies and Gentlemen:

We have acted as special counsel to Nara Bancorp, Inc., a Delaware corporation (the “Company”), and are furnishing this opinion letter to the Company in connection with its Registration Statement on Form S-4 (the “Registration Statement”) that was initially filed by the Company with the Securities and Exchange Commission on April 14, 2011. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) 31,994,769 shares of common stock, par value $0.001 per share (the “Common Shares”), and (ii) 55,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, par value $0.001 per share (the “Preferred Shares” and, together with the Common Shares, the “Shares”), of the Company which may be issued to the shareholders of Center Financial Corporation, a California corporation (“Center”), in connection with the merger of Center with and into the Company, as contemplated by the Agreement and Plan of Merger, dated as of December 9, 2010 (the “Merger Agreement”), by and between the Company and Center, as amended on April 13, 2011.

For the purposes of giving this opinion, we have examined the Registration Statement, the Merger Agreement, the Certificate of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, the form of Certificate of Designations of the Fixed Rate Cumulative Perpetual Preferred Stock, Series B of the Company (the “Certificate of Designations”), specimen certificates representing the Shares and resolutions of the Board of Directors of the Company, dated December 9, 2010 and March 31, 2011, approving the Merger Agreement and the other transactions contemplated thereby (including the issuance of the Shares). We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions set forth below. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of one or more officers and representatives of the Company.

In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such documents, that all documents submitted to us as certified

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and Hong Kong partnership (and its associated entities in Asia) and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

Nara Bancorp, Inc.

June 3, 2011

copies are true and correct copies of such originals, and the legal capacity of all individuals executing any of the foregoing documents. In rendering the opinions set forth below, we have also assumed that prior to the issuance of any Shares pursuant to the Merger Agreement the Certificate of Designations will have been filed with the Secretary of State of the State of Delaware in the form reviewed by us as described in the preceding paragraph.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and delivered by the Company in accordance with the terms and conditions set forth in the Merger Agreement, as amended through the date hereof, will have been duly authorized for issuance by all necessary corporate action on the part of the Company and will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of California and we express no opinion herein as to any law other than the federal laws of the United States and the General Corporation Law of the State of Delaware (including the statutory provisions and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the Registration Statement and in the related joint proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the Shares and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Mayer Brown LLP